SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest event Reported): September 22, 2005
                              (September 21, 2005)

                               WINWIN GAMING, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                     0-21566                 84-1219819
-----------------------------   --------------------------  --------------------
(State or Other Jurisdiction      Commission File Number)      (IRS Employer
 of Incorporation or                                         Identification No.)
    Organization)

              8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

                     Address of Principal Executive Offices
                                    Zip Code

                                 (702) 212-4530

               Registrant's Telephone Number, Including Area Code

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Win Win Gaming, Inc. (the "Company") is the owner of the brand and trademark "Slam Dunk" in the People's Republic of China, for use in connection with lottery and lottery related businesses.

On September 21, 2005 a wholly owned subsidiary of the Company, Win Win Consulting (Shanghai) Co., Ltd. ("WinWin China"), entered into a Cooperation Contract (the "Agreement") with the Shanghai Welfare Lottery Issuing Center ("SWLIC"). Pursuant to the Agreement, the SWLIC retained WinWin China to design, market and otherwise promote the sale of a second generation of instant scratch off Slam Dunk lottery tickets in Shanghai (the "SD II Tickets"). In consideration of WinWin China's services under the Agreement, WinWin China shall receive 1.65% of the gross revenues of the sale of the SD II Tickets that are sold or distributed throughout Shanghai.

WinWin China is obligated to propose a variety of SD II Tickets to the SWLIC, which will ultimately select the design of the tickets to be used in the lottery. The new second generation Slam Dunk lottery is expected to launch in November 2005. SWLIC indicated in the Agreement that it expects to have over 2,000 sales outlets for distribution of the SD II Tickets by 2006. SWLIC reserves the right to sell other instant lottery tickets designed and issued by the China Welfare Lottery Issuing Center.

The second generation Slam Dunk lottery will utilize two categories of tickets. The first category of tickets will provide the players with the opportunity to win larger cash prizes through a television program that will be linked to the Slam Dunk lottery and broadcast periodically. WinWin China is required under the Agreement to independently manage the operation of the television program. WinWin China will realize any potential profits gained from the operation of the television program. WinWin China is responsible for all of the risks, investment, and related obligations for the television program and shall also be responsible for any and all losses arising from the television program.

The other category of tickets will be those that are not linked to a television program. These tickets will contain a free second chance to win additional prizes. The second chance is a method used to increase sales. The Company intends to identify sponsors for the second chance tickets. WinWin China will independently manage the operation of the second chance games and be responsible for all of the risks, investment, prizes and related obligations of the second chance game. WinWin China will also realize any potential profits gained from the second chance games and be responsible for all losses of the second chance game.

The Agreement also grants to WinWin China the worldwide right to solicit advertisers and sponsors, including product placements, in connection with the sale and marketing of the SD II Tickets, subject to the approval of the SWLIC. WinWin China has the right to receive compensation from advertisers and sponsors in connection with the sale of the SD II Tickets.

The Agreement is for a term of three (3) years with an automatic renewal provision for an additional three (3) year term unless either party provides notice of non-renewal to the other party at least 180 days prior to the termination of the initial term or any renewal term.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.    Description

10.1 Cooperation Agreement dated September 21, 2005 between Shanghai Welfare Lottery Issuing Center and Win Win Consulting (Shanghai) Co., Ltd.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2005

                                         WINWIN GAMING, INC.


                                         By: /s/ Larry Goldman
                                         ---------------------------------------
                                         Larry Goldman
                                         Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1 Cooperation Agreement dated September 21, 2005 between Shanghai Welfare Lottery Issuing Center and Win Win Consulting (Shanghai) Co., Ltd.